Exhibit 10.4
INDEPENDENT DIRECTOR AGREEMENT
THIS INDEPENDENT DIRECTOR AGREEMENT (the “Agreement”) is made as of March 10, 2025 (the “Effective Date”), by and between iRobot Corporation, a Delaware corporation (the “Company”), and Neal P. Goldman (“Director”).
BACKGROUND
WHEREAS, the Company desires and has requested that Director serve as an independent director of the Company.
WHEREAS, the Company and Director are entering into this Agreement to induce Director to serve in the capacity set forth above and to set forth certain understandings between the parties.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and Director hereby agree as follows:
1.DUTIES. Director agrees to (i) serve as an independent director of the Company and to be available to perform the duties consistent with such position pursuant to the Company’s Certificate of Incorporation and Bylaws (all as amended, and, together, the “Organizational Documents”) and the laws of the state of Delaware; and (ii) serve as a member of one or more committees of the Board of Directors of the Company (the “Board”) as may be requested from time to time by the Company or a majority of the Board and for which Director is qualified to serve. Director agrees to devote as much time as is reasonably necessary to perform completely the duties as an independent director of the Company. By execution of this Agreement, Director accepts his appointment or election as independent director of the Company, and agrees to serve in such capacity until his successor is duly elected and qualified or until Director’s earlier death, resignation or removal. The parties hereto acknowledge and agree that Director is being engaged to serve as an independent director of the Company only and is not being engaged to serve, and shall not serve, the Company in any other capacity.
2.TERM. The Board is classified, and Director will be appointed as a Class II Director with an initial term expiring at the Company’s annual meeting of stockholders to be held in 2025. Director may resign or be removed by the shareholders of the Company in accordance with the Organizational Documents and applicable law, in which event this Agreement shall terminate as of the date of such resignation or removal, except as specifically provided herein.
3.COMPENSATION. For all services to be rendered by Director hereunder, and so long as Director continues to serve as a director of the Company, and in lieu of the cash compensation Director would otherwise be eligible to receive under the Company’s non-employee director compensation program, the Company agrees to pay Director a monthly fee of $40,000, payable monthly in advance, due as soon as reasonably practicable following execution of this Agreement but in no event later than three business days after the Effective Date; provided that Director shall be guaranteed a minimum of 12 months of monthly fees unless he voluntarily resigns from the Board other than as a result of a vote of the Company’s stockholders. In addition, under the Company’s non-employee director compensation program and as soon as practicable following the Effective Date, the Company shall grant to the Director a standard non-employee director RSU award having a fair market value of $200,000, which award shall vest in full on the first anniversary of the grant date.
4.EXPENSES. In addition to the compensation provided in Section 3 hereof, the Company will reimburse Director for reasonable out-of-pocket business-related expenses incurred in good faith in the performance of Director’s duties for the Company; provided, that Director shall obtain preapproval from the Company prior to incurring any individual expense in excess of $5,000, or $25,000 in the aggregate. Such payments shall be made by the Company upon submission by Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary material to support the expenditures.
5.CONFIDENTIALITY. The Company and Director each acknowledge that in order for Director to perform his duties as an independent director of the Company, Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affiliates, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company or its affiliates (“Confidential Information”). Director covenants that he shall not, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information, except (i) to the Company and its officers, directors, employees, advisors and representatives, in each case to the extent reasonably necessary for the Director to discharge his duties hereunder, (ii) as required by law, (iii) pursuant to a subpoena or order issued by a court, governmental body, agency or official, in each case, of competent jurisdiction or requisite authority or (iv) to the extent such information (A) is generally known to the public, (B) was known to Director prior to its disclosure to Director by the Company, (C) was obtained by Director from a third party which, to Director’s knowledge, was not prohibited from disclosing such information to Director pursuant to any contractual, legal or fiduciary obligation, or (D) was independently derived by Director without any use of Confidential Information. This Section 5 shall continue in effect after Director has ceased acting as an independent director of the Company. Notwithstanding the foregoing, Director is not agreeing to waive, and this Agreement shall not be read as requiring Director to waive, any right Director may have to receive an award for information provided to any governmental entity. Director is hereby notified that the immunity provisions in Section 1833 of title 18 of the United States Code provide that an individual cannot be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (1) in confidence to federal, state or local government officials, either directly or indirectly, or to an attorney, and is solely for the purpose of reporting or investigating a suspected violation of the law, (2) under seal in a complaint or other document filed in a lawsuit or other proceeding, or (3) to Director’s attorney in connection with a lawsuit for retaliation for reporting a suspected violation of law (and the trade secret may be used in the court proceedings for such lawsuit) as long as any document containing the trade secret is filed under seal and the trade secret is not disclosed except pursuant to court order. This Section 5 represents obligations of Director that are in addition to, and not in lieu of, the fiduciary duties Director owes to the Company as a member of the Board.
6.INDEMNIFICATION. Director shall be entitled to indemnification and advancement of expenses (as applicable) pursuant to the Organizational Documents, the Company’s directors and officers insurance policy, and the Company’s standard form of director indemnification agreement.
7.EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.
8.GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the state of Delaware without reference to its conflicts of laws principles.
9.ASSIGNMENT. Except by operation of law, the rights and benefits of the Company under this Agreement shall not be transferable without Director’s consent, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of Director under this Agreement are personal and therefore Director may not assign any right or duty under this Agreement without the prior written consent of the Company.
10.BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), heirs and personal legal representatives.
11.SEVERABILITY; HEADINGS. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid as applied to any fact or circumstance, it shall be modified by the minimum amount necessary to render it valid, and any such invalidity shall not affect any other provision, or the same provision as applied to any other fact or circumstance. The headings used in this Agreement are for convenience only and shall not be construed to limit or define the scope of any Section or provision.
12.COUNTERPARTS; AMENDMENT. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement. No amendment to this Agreement shall be effective unless in writing signed by each of the parties hereto.
[Signature page follows]

The parties hereto have caused this Independent Director Agreement to be executed on the date first above written.

iRobot Corporation

By: /s/ Gary Cohen
Name: Gary Cohen
Title: Chief Executive Officer

Director
/s/ Neal P. Goldman
Neal P. Goldman